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                                                                  Exhibit 10.5.1

                               FIFTH AMENDMENT TO

                              EMPLOYMENT AGREEMENT

          This Fifth Amendment to Employment Agreement (the "Fifth Amendment") is made and entered into as of May 19, 1997, by and between KENNEDY-WILSON, INC., a Delaware corporation, with its principal office located in Santa Monica, California (the "Company"), and WILLIAM J. McMORROW, an individual ("Employee").

                                    RECITALS

          WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of August 14, 1992, as amended January 1, 1993, January 1, 1994, March 31, 1995 and January 1, 1996, providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

          WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Term of Employment, Bonus and Severance Agreement.

                             AMENDMENT TO AGREEMENT

          NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of May 19, 1997 as follows:

          1. Section 2 of the Employment Agreement is deleted in its entirety and the following is inserted in lieu thereof

          2. Term (a): Employee shall be employed by the Company pursuant to his Employment Agreement for a term beginning in August 14, 1992, and continuing through to and terminating at the close of business on December 31, 1999, (unless earlier terminated pursuant to Section 9 hereof).

          (b): In the event the Employment Agreement is terminated due to change in control, or non-renewal of the Agreement, except if change in control or non-renewal is for cause (which shall mean only Employee's violation of criminal law, material wrongful act or omission, malfeasance or gross negligence which causes material damage to the business or reputation of the Companies), disability or death, the Employee shall in consideration of his execution of the General Release attached as Exhibit "A", hereof, be entitled to payment from the Company equal to two (2) times the Employee's annual compensation. The annual compensation would be the arithmetic average of the most recent three (3) year period and would include salary and bonus as reported in the Proxy Statement.

          The Committee, after review and discussion, agreed to amend William J. McMorrow's existing Employment Agreement and to delete the existing bonus cap agreement at $7.5 million and amend to a bonus cap as follows:

          1997 Bonus        20% on profits of 3MM to 12.5MM (pre-tax, pre-bonus)
          1998 Bonus        20% on profits of 3MM to 17.5MM (pre-tax, pre-bonus)
          1999 Bonus        20% on profits of 3MM to 22.5MM (pre-tax, pre-bonus)

          In addition, the Committee agreed to extend the Term of the Agreement to 12/31/99. The Committee approved the purchase of a membership in the Los Angeles Country Club and to delete the severance section of the Agreement and amend to a severance payment of two (2) times his annual compensation on termination of Agreement due to change in control, or non-renewal of Agreement, except if change in control or non-renewal is for cause, disability or death. The Committee agreed that average annual compensation would be the arithmetic average of the most recent 3 year period. Annual compensation would include salary and bonus as reported in the Proxy Statement.


                                         /s/ James C. Ozello
                                         -------------------
                                         JAMES C. OZELLO
                                         (Acting Secretary)

ATTEST:                                  ACCEPTED FOR THE
                                         BOARD OF DIRECTORS
/s/ Kent Y. Mouton                       /s/ William J. McMorrow, Chairman
------------------                       ---------------------------------
Kent Y. Mouton, Committee Chairman

                                         /s/ Freeman A. Lyle, CFO
                                         ------------------------
                                         Freeman A. Lyle, CFO
                                         Executive Vice President and Secretary